EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

          NAME                                   STATE OF INCORPORATION
          -------------------------------        ------------------------------

          Havertys Capital, Inc.                 Nevada

          Havertys Credit Services, Inc.         Tennessee

          Havertys Enterprises, Inc.             Nevada